Exhibit 10.1

Schedule Required by Instruction 2 to Item 601

of Regulation S-K

Name of Executive Officer

Signing Waiver Letter

Leonard Shaykin

Gordon Link

Kai P. Larson

Tapestry Pharmaceuticals, Inc

4840 Pearl East Circle, Suite 300W

Boulder, CO 80301

Re:  Employment Agreement dated October 1, 2001 (the “Employment Agreement”)

Gentlemen:

I refer you to paragraph 6(f) of the Employment Agreement and to the waiver letter signed by me with respect to the Employment Agreement on February 24, 2006 (the “Waiver Letter”).  Capitalized terms not defined in this letter have the meanings given them in that Employment Agreement.

The undersigned Executive hereby waives any right to assert that he has Good Reason to resign from employment with the Company if the Company fails to comply with Section 6(f)(ii) of the Employment Agreement.  This waiver applies solely with respect to any Change of Control that may be deemed to have occurred as a result of the acquisition of beneficial ownership of securities of the Company by certain investors in connection with a placement of common stock and warrants by the Company with those investors pursuant to a Purchase Agreement with the Company dated February 2, 2006.  This waiver supersedes and replaces in its entirety the waiver given in the Waiver Letter.

Very truly yours,

[Executive Officer]